                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549



                                   FORM 8-K



                                CURRENT REPORT


                      PURSUANT TO SECTION 13 OR 15(d) OF
                     THE SECURITIES EXCHANGE ACT OF 1934



DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)   January 28, 1994
                                                 ------------------------------


                        Trans Financial Bancorp, Inc.
- -------------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)




  Kentucky                          0-13030                       61-1048868
- -------------------------------------------------------------------------------
(State or other                   (Commission                 (I.R.S. Employer
 jurisdiction                      File Number)              Identification No.)
of incorporation


   500 East Main Street, Bowling Green, Kentucky             42101
- --------------------------------------------------------------------------------
    (Address of principal executive offices)               (Zip Code)


REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (502) 781-5000
                                                   ----------------------------





- --------------------------------------------------------------------------------
        (Former name or former address, if changed since last report)

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5.  OTHER EVENTS

        On January 28, 1994, Trans Financial Bancorp, Inc. ("Trans Financial") entered into a definitive Agreement and Plan of Reorganization and related Plan of Merger (collectively, the "Merger Agreement") with FGC Holding Company, Martin, Kentucky, a bank holding company organized under the laws of Kentucky ("FGC"), pursuant to which FGC will merge with and into Trans Financial and each outstanding share of FGC will be exchanged for 419.83 shares of Trans Financial common stock, for aggregate consideration of approximately 1,050,000 shares of Trans Financial common stock. FGC owns 100% of the outstanding capital stock of First Guaranty National Bank, Martin, Kentucky. At September 30, 1993, FGC reported total consolidated assets of approximately $126 million.

        Upon consummation of the acquisition, First Guaranty National Bank will be a wholly-owned subsidiary of Trans Financial. Consummation of the transactions contemplated by the Merger Agreement is conditioned on, among other things, the approval of the Merger Agreement by the shareholders of FGC and the receipt of all required regulatory approvals.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

        A. Financial Statements

        The following consolidated financial statements of FGC, notes related thereto and report of independent auditors thereon are filed as a part of this
Report:

        (1) Independent Auditors' Report;

        (2) Consolidated Balance Sheet as of December 31, 1992;

        (3) Consolidated Statement of Income for the year ended December
31, 1992;

        (4) Consolidated Statement of Changes in Stockholders' Equity for the year ended December 31, 1992;

        (5) Consolidated Statement of Cash Flows for the year ended December 31, 1992;

        (6) Notes to Consolidated Financial Statements;

        (7) Consolidated Balance Sheet as of September 30, 1993 (unaudited);

              (8) Consolidated Statement of Income for the period ended September 30, 1993 (unaudited).

        B. Exhibits

        The following exhibits are filed as a part of this report:

     2(a) Agreement and Plan of Reorganization between Trans Financial Bancorp, Inc. and FGC Holding Company dated as of January 28, 1994.

     2(b) Plan of Merger between Trans Financial Bancorp, Inc. and FGC Holding Company dated as of January 28, 1994.

                                  Signatures

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        Trans Financial Bancorp, Inc.


                                        By: /s/ Vince Berta
                                            --------------------------
                                            Vince Berta

                                        Title: Treasurer and Chief Financial
                                               Officer

Date:  February 18, 1994

                       FGC HOLDING COMPANY AND SUBSIDIARY
                                MARTIN, KENTUCKY



                   AUDITED CONSOLIDATED FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 1992

INDEPENDENT AUDITORS' REPORT

Board of Directors
FGC Holding Company
Martin, Kentucky


              We have audited the accompanying consolidated balance sheet of FGC Holding Company and its wholly-owned subsidiary, First Guaranty National Bank, Martin, Kentucky as of December 31, 1992, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

              We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable, but not absolute, assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

              In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of FGC Holding Company and Subsidiary at December 31, 1992 and the results of its operations and cash flows for the year then ended, in conformity with generally accepted accounting principles.



February 11, 1994                                       /s/ Eskew & Gresham, PSC

                       FGC HOLDING COMPANY AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEET
                               DECEMBER 31, 1992

     ASSETS
Cash and cash equivalents:
  Cash and due from banks                                                   $  4,389,380
  Federal funds sold                                                           2,750,000
                                                                            ------------
    Total cash and cash equivalents                                         $  7,139,380
Investment securities (approximate market
 value of $46,117,000) (Note 2)                                               44,771,677
Loans, net of allowance for loan losses
 of $1,156,634 (Notes 3, 4 and 10)                                            65,240,407
Bank premises and equipment (Note 5)                                           2,021,711
Accrued interest receivable                                                    1,145,615
Income taxes refundable (Note 8)                                                 104,803
Deferred income taxes (Notes 4 and 8)                                             79,775
Other real estate owned                                                          310,000
Excess cost over net assets acquired (net
 of accumulated amortization of $373,372)                                      1,527,703
Other assets                                                                     102,576
                                                                            ------------

TOTAL ASSETS                                                                $122,443,647

     LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
  Demand - non-interest bearing                                             $ 13,841,207
  Demand - interest bearing                                                   22,456,927
  Savings                                                                     13,491,549
  Time, $100,000 and over                                                     21,877,263
  Other time                                                                  37,031,270
                                                                            ------------
    Total deposits                                                          $108,698,216
Dividends payable                                                                 20,366
Accrued interest payable and other liabilities                                   464,365
Debentures payable (Note 6)                                                    3,790,000
Notes payable to stockholders (Note 7)                                           705,900
                                                                            ------------
    Total liabilities                                                       $113,678,847

CONTINGENCIES (Note 13)                                                                                  -

STOCKHOLDERS' EQUITY (Notes 6 and 12):
  Preferred stock, Class A non-voting,
   $1,000 par value, 8% cumulative, 850
   shares authorized; 836 shares issued
   and outstanding                                                          $    836,000
  Preferred stock, Class B non-voting,
   $1,000 par value, 8% non-cumulative, 200
   shares authorized; 174 shares issued
   and outstanding                                                               174,000
  Common stock, voting, no par value, 3,000
   shares authorized; 2,501 shares issued
   and outstanding                                                             1,500,000
  Retained earnings                                                            6,254,800
                                                                            ------------
    Total stockholders' equity                                              $  8,764,800

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                  $122,443,647

                See notes to consolidated financial statements.

                       FGC HOLDING COMPANY AND SUBSIDIARY
                        CONSOLIDATED STATEMENT OF INCOME
                          YEAR ENDED DECEMBER 31, 1992




INTEREST INCOME:
   Interest and fees on loans and leases                                    $  6,455,585
   Interest on investments -
    U. S. Treasury and government agencies                                     2,104,220
    Obligations of states and political
     subdivisions                                                                952,921
    Other securities                                                             135,177
   Interest on federal funds sold                                                114,041
                                                                            ------------
                                                                            $  9,761,944

INTEREST EXPENSE:
   Deposits                                                                 $  4,135,729
   Debentures and notes payable                                                  405,740
                                                                            ------------
                                                                            $  4,541,469

Net interest income                                                         $  5,220,475
Provision for loan losses (Note 3)                                               300,000
                                                                            ------------
  Net interest income after provision for
    loan losses                                                             $  4,920,475

OTHER INCOME:
   Service charges on deposit accounts                                      $    227,476
   Insurance commissions                                                         195,040
   Securities gains, net (Note 2)                                                 48,040
   Other                                                                          24,248
                                                                            ------------
                                                                            $    494,804

OTHER EXPENSES:
   Salaries and employee benefits                                           $  1,279,419
   Occupancy expenses                                                            427,993
   FDIC assessment                                                               239,584
   Stationery, printing and supplies                                             229,521
   Loss on leveraged leases                                                      155,081
   Other operating expenses                                                      706,594
                                                                            ------------
                                                                            $  3,038,192

Income before income taxes                                                  $  2,377,087
Provision for income taxes (Note 8)                                              549,827
                                                                            ------------

NET INCOME                                                                  $  1,827,260





                See notes to consolidated financial statements.

                       FGC HOLDING COMPANY AND SUBSIDIARY
           CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                          YEAR ENDED DECEMBER 31, 1992


                                Preferred    Common     Retained
                                  Stock      Stock      Earnings     Total
Balances, January 1, 1992      $1,010,000  $1,500,000  $4,508,561  $7,018,561

Net income                          -           -       1,827,260   1,827,260

Dividends declared                  -           -         (81,021)    (81,021)
                               ----------  ----------  ----------  ----------

BALANCES, DECEMBER 31, 1992    $1,010,000  $1,500,000  $6,254,800  $8,764,800





                See notes to consolidated financial statements.

                       FGC HOLDING COMPANY AND SUBSIDIARY
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                          YEAR ENDED DECEMBER 31, 1992




CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                                               $  1,827,260
   Adjustments to reconcile net income to net
    cash provided by operating activities:
     Depreciation and amortization                                               268,572
     Provision for loan losses                                                   300,000
     Securities gains                                                            (48,040)
     Loss on leveraged leases                                                    155,081
     Deferred income taxes                                                      (190,655)
     Amortization of investment securities, net                                   34,369
     Changes in:
       Income taxes refundable                                                  (104,803)
       Income taxes payable                                                     (330,279)
       Accrued interest receivable                                               131,098
       Accrued interest payable and other
        liabilities                                                             (409,840)
       Other assets                                                              (74,296)
                                                                            ------------
         Net cash provided by operating activities                          $  1,558,467

CASH FLOWS FROM INVESTING ACTIVITIES:
   Proceeds from sale and maturity of investment
    securities                                                              $ 17,704,917
   Purchase of investment securities                                         (16,553,981)
   Net change in loans                                                        (7,321,478)
   Purchases of premises and equipment                                          (449,852)
   Proceeds received on other real estate owned                                   93,200
                                                                            ------------
     Net cash used in investing activities                                  $ (6,527,194)

CASH FLOWS FROM FINANCING ACTIVITIES:
   Net change in deposits                                                   $  1,238,200
   Dividends paid                                                                (81,021)
                                                                            ------------
     Net cash provided by financing activities                              $  1,157,179

Net decrease in cash and cash equivalents                                   $ (3,811,548)

Cash and cash equivalents at beginning of year                                10,950,928
                                                                            ------------

CASH AND CASH EQUIVALENTS AT END OF YEAR                                    $  7,139,380

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
   Cash paid during the year for -
    Interest expense                                                        $  4,801,419
    Income taxes                                                            $  1,175,564




                See notes to consolidated financial statements.

                      FGC HOLDING COMPANY AND SUBSIDIARY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                         YEAR ENDED DECEMBER 31, 1992



NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

              A. Basis of Presentation - These financial statements include the accounts of FGC Holding Company (the Company) and its wholly-owned subsidiary, First Guaranty National Bank (the Bank). All material intercompany accounts and transactions have been eliminated.

              B. Investment Securities - Investment securities are carried at cost, adjusted for amortization of premium and accretion of discount on a constant yield basis. Gains or losses on dispositions are computed using the specific identification method.

              C. Loans - Loans are stated at the amount of unpaid principal, reduced by unearned interest and an allowance for loan losses. Interest income from certain installment loans is recognized on the sum-of-the-months-digits method (Rule of 78's), which approximates income earned on the accrual basis. Income from all other loans is recorded on the accrual basis, except for those loans on a nonaccruing income status. Accrual of interest is discontinued on a loan when management believes, after considering economic and business conditions and collection efforts, that the borrowers' financial condition is such that collection of interest is doubtful.

              The provision for loan losses is an amount that is sufficient to maintain the allowance for loan losses at an adequate level to absorb future loan losses based on management's best estimate of possible loan losses, predicated upon such considerations as the current condition and volume of the Bank's loan portfolio, economic conditions within the Bank's service area and any other factors influencing the collectibility of the loan portfolio.

              D. Bank Premises and Equipment - Bank premises and equipment are stated at cost less accumulated depreciation. Depreciation is provided over the estimated useful lives of the respective assets using straight-line methods for buildings and both straight-line and accelerated methods for furniture and equipment.

              E. Other Real Estate Owned - Real estate acquired through foreclosure is carried at the lower of the recorded investment in the property or its fair value. The value of the underlying loan is written down to the fair value of the real estate to be acquired by a charge to the allowance for loan losses. Operating expenses of such properties, net of related income, and gains and losses on their disposition, are included in other expenses.

              F. Income Taxes - The Company and the Bank file a consolidated federal income tax return. Income taxes are allocated on a separate return basis.

              Deferred federal income taxes are provided on certain transactions which are reported for financial statement purposes in different years than for income tax purposes. The principal differences are in provisions for loan losses, depreciation on premises and equipment, accretion of discounts on securities, income from leveraged lease financing and changes in accounting methods being amortized over periods of four to ten years for income tax purposes.

                       FGC HOLDING COMPANY AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 1992
                                  (CONTINUED)


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

              In February 1992, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 109, "Accounting for Income Taxes". The Statement requires the use of the liability method for computing deferred income taxes no later than 1993, with earlier adoption encouraged. Under the liability method, deferred income taxes are based on the change from the beginning of the year in the deferred tax liability or asset established for the expected future tax consequences of differences in the financial reporting and tax bases of assets and liabilities.

              The Company has postponed adoption of the Statement until 1993. Adoption of the Statement is not expected to have a significant effect on the Company's financial position.

              G. Leveraged Leases - The Bank has entered into leveraged leases which are financing arrangements whereby the major portion of the cost of the equipment leased is financed with nonrecourse debt from another investor. The financial statements reflect the Bank's investment, net of unearned income and nonrecourse debt. The investment is reduced by cash flows arising from the transaction, after providing necessary amounts for deferred income taxes in the period in which the benefits arise. Income is recorded under a method which relates return to investment.

              H. Purchase Method of Accounting - The net assets of First Guaranty National Bank acquired in a purchase transaction are recorded at the fair value at the date of acquisition. The excess cost over net assets acquired (goodwill) is being amortized by the straight-line method over 25 years.

NOTE 2 - INVESTMENT SECURITIES

              Amortized cost and approximate market value of investment securities at December 31, 1992 are as follows:

                              Amortized   Unrealized  Unrealized  Approximate
                                Cost        Gains       Losses    Market Value
U. S. Treasury securities    $ 8,078,220  $  159,780  $   -       $ 8,238,000
Obligations of U. S.
 government agencies          20,747,335     305,456   (50,791)    21,002,000
Obligations of states and
 political subdivisions       14,602,222     818,611   (37,833)    15,383,000
Other securities               1,343,900     150,100      -         1,494,000
                             -----------  ----------  --------    -----------
                             $44,771,677  $1,433,947  $(88,624)   $46,117,000




                       FGC HOLDING COMPANY AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 1992
                                  (CONTINUED)



NOTE 2 - INVESTMENT SECURITIES (CONTINUED)

              The amortized cost and approximate market values of investment securities at December 31, 1992 by contractual maturity are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                      Amortized             Approximate
                                                        Cost                Market Value


   Due in one year or less                           $ 10,355,974           $ 10,485,000
   Due after 1 year through 5 years                    18,209,665             18,731,000
   Due after 5 years                                    8,459,329              8,919,000
                                                     ------------           ------------
                                                     $ 37,024,968           $ 38,135,000
   Mortgage-backed securities                           7,617,809              7,853,000
   Other securities                                       128,900                129,000
                                                     ------------           ------------
                                                     $ 44,771,677           $ 46,117,000

              Investment securities with an approximate carrying value of $13,796,000 at December 31, 1992 were pledged to secure public deposits, the Treasury Tax and Loan account and other purposes as required or permitted by law.

              Proceeds from sales and calls of investment securities during 1992 were approximately $2,472,000, resulting in gross gains of $48,040 and gross losses of $0.

NOTE 3 - LOANS

              Major classifications of loans at December 31, 1992 are summarized as follows:

              Commercial and mortgage loans                                 $ 58,199,101
              Installment loans                                                9,095,121
              Equipment lease financing                                          114,321
                                                                            ------------
                                                                            $ 67,408,543
              Unearned interest                                               (1,011,502)
              Allowance for loan losses                                       (1,156,634)
                                                                            ------------
                                                                            $ 65,240,407

              The amount of loans on nonaccrual status at December 31, 1992 was approximately $292,000. Interest income on these loans that would have been earned had they not been placed on nonaccrual status approximated $25,000 for 1992.

              Certain directors and executive officers of the Bank, including their immediate families and companies in which they are principal owners, are loan customers of the Bank. Total loans to these persons at December 31, 1992 approximated $378,000. Such loans were made in the ordinary course of business at the Bank's normal credit terms and interest rates.

                       FGC HOLDING COMPANY AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 1992
                                  (CONTINUED)


NOTE 3 - LOANS (CONTINUED)

              Activity in the allowance for loan losses for the year ended December 31, 1992 is as follows:

              Beginning of year                                             $    880,871
              Provision for loan losses                                          300,000
              Net charge-offs                                                    (24,237)
                                                                            ------------
              End of year                                                   $  1,156,634

NOTE 4 - INVESTMENT IN LEVERAGED LEASES

              The Bank's investment in leveraged leases amounted to $114,321 at December 31, 1992. Deferred income tax credits applicable to such leases, amounting to $38,869 at December 31, 1992 are included in deferred income taxes on the accompanying balance sheet. Outstanding nonrecourse debt on these leases amounted to $0 at December 31, 1992.

NOTE 5 - BANK PREMISES AND EQUIPMENT

              Bank premises and equipment at December 31, 1992 are summarized as follows:

              Land and buildings                                            $  1,601,962
              Furniture and equipment                                          1,668,799
                                                                            ------------
                                                                            $  3,270,761
              Less accumulated depreciation                                   (1,249,050)
                                                                            ------------
                                                                            $  2,021,711

              Depreciation expense was $187,513 for 1992.

NOTE 6 - DEBENTURES PAYABLE

              Debentures payable at December 31, 1992 consists of four identical debentures dated January 20, 1988 payable to the four individuals who previously owned the Bank. Principal payments commenced on January 1, 1989 and are due annually on January 1 of each year through 2000. The debentures bear interest for the first five years at a rate of 9%, payable quarterly. After the first five years, the interest rate is equal to the prime rate as quoted in the Wall Street Journal. The debentures are collateralized by 100% of the issued and outstanding common stock of First Guaranty National Bank.

              The debentures require the maintenance of certain capital and operational ratios for the Bank, all of which have been complied with at December 31, 1992, however, the Company has failed to fully comply with certain affirmative and negative covenants contained in the debentures. Management believes that any adverse impact resulting from these failures will not have a material effect on the Company's financial condition.

                       FGC HOLDING COMPANY AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 1992
                                  (CONTINUED)


NOTE 6 - DEBENTURES PAYABLE (CONTINUED)

              The Company may, at its option, repay the debentures, with certain restrictions, in whole or in part at any time. Principal payments due on the debentures during the five years subsequent to December 31, 1992 are as follows: 1993 - $0; 1994 - $0; 1995 - $500,000; 1996 - $700,000; 1997 -
$750,000.

NOTE 7 - NOTES PAYABLE TO STOCKHOLDERS

              Notes payable at December 31, 1992 consists of two identical unsecured notes dated January 20, 1988, payable to two of the stockholders of the Company. Principal is due on demand. The notes bear interest for the first five years at a rate of 9%, payable quarterly. After the first five years, the interest rate is equal to the prime rate as quoted in the Wall Street Journal.

NOTE 8 - INCOME TAXES

              The provision for income taxes for the year ended December 31, 1992 is summarized as follows:

              Currently payable                                             $    740,482
              Deferred                                                          (190,655)
                                                                            ------------
                                                                            $    549,827

              Deferred income taxes according to timing differences which caused them for the year ended December 31, 1992 were as follows:

              Lease financing income                                        $     46,223
              Provision for loan losses                                           93,759
              Amortization of changes in tax
               accounting methods                                                 28,446
              Depreciation                                                       (25,600)
              Accretion of discounts on securities                                40,951
              Other                                                                6,876
                                                                            ------------
                                                                            $    190,655

              The income tax provision is less than that obtained by using the statutory Federal corporate income tax rate, principally due to interest income of approximately $926,000 being exempt from Federal income taxes.

NOTE 9 - FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

              The Bank is party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit in the form of unused lines of credit. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

                       FGC HOLDING COMPANY AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 1992
                                  (CONTINUED)



NOTE 9 - FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK (CONTINUED)

              At December 31, 1992, the Bank had commitments to extend credit of approximately $657,000 whose contract amounts represent credit risk.

              Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. The Bank evaluates each customer's credit-worthiness on a case-by-case basis. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. Collateral held varies, but primarily includes real estate.

NOTE 10 - CONCENTRATION OF CREDIT RISK

              The Bank grants residential, commercial and consumer loans to customers primarily located in Floyd and Knott Counties in Kentucky. Although the Bank has a diverse loan portfolio, a substantial portion of its debtors' ability to perform on their contracts is influenced by the coal industry which has a significant impact on the local economy.

NOTE 11 - DIVIDEND LIMITATION

              The Company's principal source of funds is dividends received from the bank. Banking regulations limit the amount of dividends that may be paid without prior approval of the Bank's regulatory agency. Under these regulations, the amount of dividends that may be paid in any calendar year is limited to the current year's net profits, as defined, combined with the retained net profits of the preceding two years. During 1993, the Bank could, without prior approval, declare dividends of approximately $3,234,000 plus any 1993 net profits retained to the date of the dividend declaration.

NOTE 12 - PREFERRED STOCK

              The Company has authorized, issued and outstanding two classes of preferred stock, Class A and Class B. Both classes of preferred stock and all dividends to which it is entitled shall have a preference as to all other shareholders on all of the assets of the corporation. Each share of preferred stock is subject to redemption and may, at the option of the Company, on any dividend payment date, at any time after January 20, 1993, be called and retired at the cash price per share equal to its par value.

              At December 31, 1992, there were no dividends on the preferred stock in arrears.

                       FGC HOLDING COMPANY AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 1992
                                  (CONTINUED)




NOTE 13 - CONTINGENT LIABILITIES

              The Bank and certain officers and directors are named defendants in legal actions arising from the purchase of the Bank by the Company. This litigation has been settled by the parties agreeing to a dismissal of all claims, subject to court approval, therefore, the ultimate liability, if any, resulting from these actions is not expected to have a material effect on the Company's consolidated financial condition or results of operations.

NOTE 14 - SUBSEQUENT EVENT

              On January 28, 1994, the Company entered into a merger agreement with Trans Financial Bancorp, Inc. of Bowling Green, Kentucky, whereby Trans Financial will exchange 1,050,000 shares of its common stock for 100% of the common stock of FGC Holding Company. The merger is contingent upon regulatory approval.

FGC Holding Company, Inc.
Consolidated Balance Sheet
September 30, 1993
(Unaudited)
(In thousands)

Assets
Cash and due from banks                                       $  4,097
Federal funds sold and resale agreements                         4,250
Investment securities                                           48,289
Loans, net of unearned income                                   65,836
           Less allowance for loan losses                       (1,371)
           Net loans                                            64,465
Premises and equipment                                           1,855
Goodwill                                                         1,471
Other assets                                                     1,857
                                                               -------
Total Assets                                                  $126,284
                                                               =======
Liabilities and Stockholders' Equity
Deposits                                                      $110,880
Other liabilities                                                5,208
                                                               -------
Total liabilities                                              116,088

Preferred stock                                                  1,010
Common stock                                                     1,500
Retained earnings                                                7,686
                                                               -------
Total stockholders' equity                                      10,196
                                                               -------
Total liabilities and stockholders' equity                    $126,284
                                                               =======

FGC Holding Company, Inc. & Subsidiary
Consolidated Statement of Income
Nine months ended September 30, 1993
(Unaudited)
(In thousands, except per share data)

Interest income:
        Loans                                                                     $        4,827
        Securities                                                                         1,992
        Other                                                                                 81
                                                                                  --------------
                        Total interest income                                              6,900

Interest expense:
        Deposits                                                                           2,494
        Short-term borrowings                                                                  0
        Notes payable                                                                        209
                                                                                  --------------
                        Total interest expense                                             2,703
                                                                                  --------------
                        Net interest income                                                4,197

Provision for loan losses                                                                    390
                                                                                  --------------
                   Net interest income after
                      provision for loan losses                                            3,807

Non-interest income                                                                          332
Non-interest expenses                                                                      2,169
                                                                                  --------------
                Income before income taxes                                                 1,970

Income tax expense                                                                           478
                                                                                  --------------

Income before cumulative effect
        of accounting change                                                      $        1,492
                                                                                  ==============

Income applicable to common stock                                                 $        1,431
                                                                                  ==============

Weighted average shares outstanding:
        Primary                                                                            2,501
        Fully diluted                                                                      2,501

Earnings per common share:
        Primary                                                                   $       572.33
        Fully diluted                                                             $       572.33

                                EXHIBIT INDEX

Exhibit                                                            Sequentially
                                                                  Numbered Page

2(a)            Agreement and Plan of Reorganization between
                Trans Financial Bancorp, Inc. and FGC Holding
                Company dated as of January 28, 1994.

2(b)            Plan of Merger between Trans Financial Bancorp,
                Inc. and FGC Holding Company dated as of January 28, 1994.




                                      6